UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 24, 2004

First Security Bancorp, Inc.

(Exact Name of Registrant as Specified in Charter)
Kentucky	000-49781	61-1364206

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

318 East Main Street	Lexington, Kentucky	40507

(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (859) 367-3700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Change in Registrant’s Certifying Accountant

On March 24, 2004, the board of directors of the registrant determined to engage BKD, LLP as its independent auditors for the fiscal year ended December 31, 2004. On March 30, 2004, the registrant orally notified Crowe Chizek and Company LLC (Crowe Chizek), its current independent auditors, of this determination and that Crowe Chizek would not be engaged for the fiscal year ending December 31, 2004. The determination to replace Crowe Chizek was recommended by the audit committee and approved by the full board of directors of the registrant.

The report of Crowe Chizek for the years ended December 31, 2003 and 2002 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2003 and 2002 and during the period from December 31, 2003 to March 30, 2004, there were no disagreements between the registrant and Crowe Chizek concerning accounting principles or practices, financial statement disclosures, or auditing scope or procedure or any reportable events.

Item 7. Financial Statements and Exhibits

(c) The following exhibit is furnished pursuant to Item 4:

16     Letter from Crowe Chizek and Company LLC to the Securities and Exchange Commission, dated March 31, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SECURITY BANCORP, INC.
March 31, 2004	By: /s/ R. Douglas Hutcherson R. Douglas Hutcherson President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description
16	Letter from Crowe Chizek and Company LLC to the Securities and Exchange Commission, dated March 31, 2004

3